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                                                                     Exhibit 4.2


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                                  VASTERA, INC.

             SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT




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                                TABLE OF CONTENTS

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SECTION 1. GENERAL................................................................................................1

   1.1 Definitions................................................................................................1

SECTION 2. REGISTRATION; RESTRICTIONS ON TRANSFER.................................................................3

   2.1 Restrictions on Transfer...................................................................................3

   2.2 Demand Registration........................................................................................4

   2.3 Piggyback Registration.....................................................................................6

   2.4 Form S-3 Registration......................................................................................7

   2.5 IPO Allocation.............................................................................................8

   2.6 Expenses of Registration...................................................................................9

   2.7 Obligations of the Company................................................................................10

   2.8 Termination of Registration Rights........................................................................10

   2.9 Delay of Registration; Furnishing Information.............................................................11

   2.10 Indemnification..........................................................................................12

   2.11 Assignment of Registration Rights........................................................................13

   2.12 Amendment of Registration Rights.........................................................................13

   2.13 Limitation on Subsequent Registration Rights.............................................................14

   2.14 "Market Stand-Off"Agreement..............................................................................15

   2.15 Rule 144 Reporting.......................................................................................14

SECTION 3. COVENANTS OF THE COMPANY..............................................................................15

   3.1 Basic Financial Information and Reporting.................................................................15

   3.2 Inspection Rights.........................................................................................16

   3.3 Confidentiality of Records................................................................................16

   3.4 Reservation of Common Stock...............................................................................16

   3.5 Stock Vesting.............................................................................................16

   3.6 Termination of Covenants..................................................................................16

SECTION 4. RIGHTS OF FIRST REFUSAL...............................................................................17

   4.1 Subsequent Offerings......................................................................................17

   4.2 Exercise of Rights........................................................................................17

   4.3 Issuance of Equity Securities to Other Persons............................................................17

   4.4 Termination of Rights of First Refusal....................................................................18

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   4.5 Transfer of Rights of First Refusal.......................................................................18

   4.6 Excluded Securities.......................................................................................18

SECTION 5. MISCELLANEOUS.........................................................................................19

   5.1 Governing Law.............................................................................................19

   5.2 Survival..................................................................................................19

   5.3 Successors and Assigns; Binding Nature....................................................................19

   5.4 Severability..............................................................................................19

   5.5 Amendment and Waiver......................................................................................19

   5.6 Delays or Omissions.......................................................................................20

   5.7 Notices...................................................................................................20

   5.8 Attorneys' Fees...........................................................................................20

   5.9 Titles and Subtitles......................................................................................21

   5.10 Pronouns.................................................................................................21

   5.11 Counterparts.............................................................................................21

   5.12 Entire Agreement.........................................................................................21

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                                  VASTERA, INC.

             SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

         This SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (the "Agreement") is entered into as of the 24th day of November, 1998, by and among the following parties: VASTERA, INC. a Delaware corporation formerly known as "Export Software International, Inc." (the "COMPANY"); those entities designated on the signature pages hereof as "INVESTORS" and any entity that may become a party hereto as an "INVESTOR" by executing a counterpart hereof (singly, an "INVESTOR", and collectively, the "INVESTORS").

         NOW, THEREFORE, in consideration of the premises and the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, that certain Amended and Restated Investors' Rights Agreement dated as of August 7, 1997 is hereby amended and restated in its entirety as follows:

SECTION 1. GENERAL.

         1.1 Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                  "COMMON STOCK" means the Common Stock of the Company, $0.01 par value per share.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                  "HOLDER" means any person of record owning Shares or Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.11 hereof.

                  "INITIAL OFFERING" means the date of the closing of a sale to the public of Common Stock for the account of the Company in a firm commitment underwritten offering pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act in which (a) the price per share is at least $14.80 (subject to adjustments for any stock dividends, combinations, splits, recapitalizations and the like) and (b) the net proceeds to the Company (after Selling Expenses) are greater than $15,000,000.

                  "OPTION(S)" mean the options to purchase shares of Series B Convertible Preferred Stock held by Battery Ventures III, L.P., the options to purchase shares of Series C-1 Convertible

Preferred Stock held by certain of the Investors, the Warrants to purchase shares of Series D-1 Convertible Preferred Stock held by certain of the Investors; and certain bridge warrants held by Battery Ventures III, L.P. and Lighthouse Capital Partners, II, L.P., each issued August 7, 1997.

                  "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

                  "REGISTRABLE SECURITIES" means (a) Common Stock issued or issuable upon conversion of the Shares, including, without limitation, Common Stock issued upon conversion of any Shares issued upon exercise of any of the Options and (b) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding anything to the contrary contained in the foregoing, Registrable Securities shall not include any securities that are (i) sold pursuant to a registration statement or Rule 144 under the Securities Act, or (ii) sold in any manner to a person or entity that, by virtue of the provisions of this Agreement, is not entitled to the rights provided by this Agreement.

                  "REGISTRABLE SECURITIES THEN OUTSTANDING" shall be the number of shares of Common Stock that are both Registrable Securities and either (a) then issued and outstanding or (b) then issuable upon the conversion, exchange or exercise of any then outstanding securities that are convertible into, exercisable for or exchangeable for shares of Common Stock.

                  "REGISTRATION EXPENSES" mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

                  "RELATED AGREEMENTS" mean the Preferred Stock Purchase Agreement and the related Option Agreement, both dated as of July 31, 1996, the Series C and Series D Preferred Stock Purchase Agreement dated as of August 7, 1997, as amended, the Series D Convertible Preferred Stock and Warrant Purchase Agreement of even date herewith and the Second Amended and Restated Right of First Refusal and Co-Sale Agreement of even date herewith (the "Restated Co-Sale Agreement").

                  "SEC" or "COMMISSION" means the Securities and Exchange Commission.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SELLING EXPENSES" means all underwriting discounts and selling commissions and fees applicable to the sale.


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                  "SERIES A CONVERTIBLE PREFERRED STOCK" means the Company's
Series A Convertible Preferred Stock, par value $0.01 per share.

                  "SERIES B CONVERTIBLE PREFERRED STOCK" means the Company's Series B Convertible Preferred Stock, par value $0.01 per share.

                  "SERIES C CONVERTIBLE PREFERRED STOCK" means the Company's Series C Convertible Preferred Stock, par value $0.01 per share.

                  "SERIES C-1 CONVERTIBLE PREFERRED STOCK" means the Company's Series C-1 Convertible Preferred Stock, par value $0.01 per share.

                  "SERIES D CONVERTIBLE PREFERRED STOCK" means the Company's Series D Convertible Preferred Stock, par value $0.01 per share.

                  "SERIES D-1 CONVERTIBLE PREFERRED STOCK" means the Company's Series D-1 Convertible Preferred Stock, par value $0.01 per share.

                  "SHARES" mean shares of any of the Company's Series A Convertible Preferred Stock, shares of the Company's Series B Convertible Preferred Stock, shares of the Company's Series C Convertible Preferred Stock, shares of the Company's Series C-1 Convertible Preferred Stock, shares of the Company's Series D Convertible Preferred Stock and shares of the Company's Series D-1 Convertible Preferred Stock.

SECTION 2. REGISTRATION; RESTRICTIONS ON TRANSFER.

         2.1 RESTRICTIONS ON TRANSFER.

                  (a) Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

                           (i) There is then in effect a registration statement
under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                           (ii) (A) The transferee has agreed in writing to be
bound by this Section 2.1, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if such disposition is being effected other than pursuant to Rule 144 and if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act.

Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer which does not require registration under the Securities Act by a Holder which is (A) a partnership to its partners or former partners in accordance



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with their interests in such partnership, (B) a corporation to its shareholders in accordance with their interests in the corporation, (C) a limited liability company to its members or former members in accordance with their interests in the limited liability company, or (D) to the Holder's family members or into a trust for the benefit of such persons; provided in each case the transferee will be subject to the terms of this Section 2.1 to the same extent as if he were an original Holder hereunder.

                  (b) In addition to any legend required under applicable state securities laws or as provided elsewhere in this Agreement, each certificate representing Shares or Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

                  (c) The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend; provided however, any legend required to remain by any other agreement shall not be removed.

                  (d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order from the appropriate blue sky authority authorizing such removal.

         2.2 DEMAND REGISTRATION.

                  (a) Subject to the conditions of this Section 2.2, if the Company receives a written request from the Holders of 40% of the Shares (or any Common Stock issued upon conversion thereof) (the "Initiating Holders") that the Company file a registration statement, on Form S-1, under the Securities Act covering the registration of at least 25% of the Registrable Securities or such number of shares of Registrable Securities anticipated to have an aggregate offering price of not less than $10,000,000, then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered.

                  (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 and the Company shall include such information in the written notice referred to in Section 2.2(a). In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in



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such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.2, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto that the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities requested by each such Holder, and the Holders to be included in the registration (including the Initiating Holders). Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

                  (c) The Company shall not be required to effect a registration pursuant to this Section 2.2:

                           (i) after the Company has effected two (2)
registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective or withdrawn by the Holders;

                           (ii) during the period starting with the date of
filing of, and ending on the date ninety (90) days following the effective date of, any registration statement on Form S-1;

                           (iii) if within thirty (30) days of receipt of a
written request from Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Holders of the Company's intention to make its Initial Offering within ninety (90) days;

                           (iv) if (A) at the time the Company receives a
request for registration in accordance with this Section 2.2 the Company shall then be engaged in any material transaction (such as, by way of example only, negotiating a merger, acquisition, joint-venture or introduction of a major new product) the disclosure of which in a Registration Statement, in the reasonable judgment of a majority of the Board of Directors, exercised in good faith, would be adverse to the Company's best interests, or (B) if the Company shall furnish to Holders requesting a registration pursuant to this Section 2.2 a certificate signed by a majority of the Board of Directors stating that in the Board of Directors' reasonable judgment, exercised in good faith, the Company's earnings or the occurrence of some other material event are not at such time appropriate for disclosure, or, that it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, then, in either of such events, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided that such rights to delay a request shall be exercised by the Company in the aggregate not more than once in any twelve (12) month period; or

                           (v) prior to the earlier to occur of (a) September 1,
2000 or (b) six months after the Closing of the Initial Offering.


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         2.3 PIGGYBACK REGISTRATION.

                  (a) The Company shall notify all Holders in writing at least ninety (90) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                  (b) If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities (and, if applicable, any and all other selling shareholders who may be permitted to register shares) through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement to the contrary, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a PRO RATA basis based on the total number of Registrable Securities requested by each Holder to be registered; third, to any stockholder of the Company (other than a Holder) on a PRO RATA basis. No such reduction shall reduce the securities being offered by the Company for its own account to be included in the registration and underwriting; PROVIDED, however, that in no event shall the amount of securities of the selling Holders included in the registration be reduced below thirty percent (30%) of the total amount of securities included in such registration, unless such offering is the Initial Offering and such registration does not include shares of any other selling stockholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding sentence. In no event shall shares of any other selling stockholder be included in such registration which would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than two-thirds of the Registrable Securities proposed to be sold in the offering.

                  (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.



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The Registration Expenses of such withdrawn registration shall be borne by the
Company in accordance with Section 2.6 hereof.

         2.4 FORM S-3 REGISTRATION.

         In case the Company shall receive from any Holder or Holders of (A) a majority of the Registrable Securities relating to the Company's Series A Convertible Preferred Stock (the "Series A Registrable Securities"), (B) a majority of the Registrable Securities relating to the Company's Series C Convertible Preferred Stock (the Series C Registrable Securities") or (C) any Registrable Securities relating to the Company's Series D Convertible Preferred Stock (in any case, the "Initiating S-3 Holders") a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                  (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

                  (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

                           (i) if Form S-3 (or any successor or similar form) is
not available for such offering by the Holder;

                           (ii) if the Holders, together with the holders of any
other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $500,000;

                           (iii) if (A) at the time the Company receives a
request for registration in accordance with this Section 2.4 the Company shall then be engaged in any material transaction (such as, by way of example only, negotiating a merger, acquisition, joint-venture or introduction of a major new product) the disclosure of which in a Registration Statement, in the reasonable judgment of a majority of the Board of Directors, exercised in good faith, would be adverse to the Company's best interests, or (B) if the Company shall furnish to the Holders requesting a registration pursuant to this Section 2.4 a certificate signed by a majority of the Board of Directors of the Company stating that in the Board of Directors' reasonable judgment, exercised in good faith, the Company's earnings or the occurrence of some other material event are not at such time appropriate for disclosure, or that it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, then, in either of such events, the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.4;



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provided, that such rights to delay a request shall be exercised by the Company in the aggregate not more than once in any twelve (12) month period.

                           (iv) in any particular jurisdiction in which the
Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                  (c) Subject to the foregoing, the Company will file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

         2.5 IPO ALLOCATION.

         In the event of a bona fide, underwritten initial public offering of the capital stock of the Company (the "IPO"), the Company shall use commercially reasonable efforts to require that the managing underwriters of the IPO establish a directed share program (the "PROGRAM") in connection with the IPO. The Program shall consist of that number of shares of capital stock (the "PROGRAM SHARES") determined by dividing $3,000,000 by the initial price to the public set forth on the cover page of the final prospectus distributed in connection with the IPO (the "IPO PRICE"), provided that, if necessary to complete the IPO, the number of Program Shares may be reduced to the maximum number permitted under the rules and requirements of the NASD. The Company shall cause the managing underwriters (subject to the consent of the underwriters) to give priority to the holders of the Company's Series C Convertible Preferred Stock (or Common Stock issuable upon conversion thereof)(the "SERIES C HOLDERS"), PRO RATA in accordance with their relative holdings of Series C Convertible Preferred Stock (or Common Stock issued upon conversion thereof) with respect to the Program Shares in allocating the shares available for purchase in the Program. The Series C Holders, PRO RATA as aforesaid, shall have the option, but not the obligation, to purchase all or any portion of the Program Shares at the IPO Price. Notwithstanding the foregoing, in no event shall the Investors designated on the signature pages hereto as the "TCV Investors" have the rights under this Section 2.5 with respect to less than such number of Program Shares that, when multiplied by the IPO Price, equals $1,500,000 (such product being referred to as the "Program Value"), and if the Program Value shall be less than $1,500,000, then the TCV Investors shall have the rights under this Section 2.5 with respect to all of the Program Shares (the number of Program Shares as to which the TCV Investors are to have the rights under this Section 2.5 in accordance with this sentence are referred to as the "TCV Minimum Shares"). If, in order to give effect to the operation of the preceding sentence, the Investors other than the TCV Investors obtain rights under this Section 2.5 with respect to less than their respective PRO RATA share of the Program Shares, then (i) such other Investors shall have the rights under this Section 2.5 with respect to all of the Program Shares other than the TCV Minimum Shares, if there shall be any Program Shares in addition to the TCV Minimum Shares, and (ii) such other Investors shall share such rights PRO RATA in accordance with their relative holdings of Series C Convertible Preferred Stock (or Common Stock issued upon the conversion thereof.

         2.6 EXPENSES OF REGISTRATION.

         Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2 or any registration under

Section 2.3 or Section 2.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Initiating Holders or the Initiating S-3 Holders, as the case may be, unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders or the Initiating S-3 Holders, as the case may be were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to forfeit their right to one requested registration pursuant to Section 2.2 or Section 2.4, as applicable, in which event such right shall be forfeited by all Holders. If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights pursuant to Section 2.2 or Section 2.4 to a demand registration.

         2.7 OBLIGATIONS OF THE COMPANY.

         Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                  (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Initiating Holders or the Initiating S-3 Holders, as the case may be, keep such registration statement effective for up to one hundred and eighty (180) days or, if earlier, until the Holder or Holders have completed the distribution related thereto.

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Furnish to the Holders such number of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them.

                  (d) Use all reasonable efforts to register and qualify the securities covered by such registration under such other securities laws and Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under a underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (f) Notify each Holder of Registrable Securities covered by such registration statement that a prospectus relating thereto is required to be delivered under the Securities Act of any event that would cause the prospectus included in such registration statement, as then in effect, to include an untrue statement of a material fact or to omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (g) Furnish, at the request of the Initiating Holders holding a majority of the shares participating in the offering or the Initiating S-3 Holders holding a majority of the shares participating in the offering, as the case may be, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective,
(i) an opinion, dated as of such date, from the counsel representing the Company for the purposes of such registration, in the form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting the registration of their Registrable Securities and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority of the Holders requesting registration, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders requesting the registration of their Registrable Securities.

         2.8 TERMINATION OF REGISTRATION RIGHTS.

         All registration rights granted to a Holder under this Article II (other than under Section 2.3 with respect to underwritten offerings) shall terminate and be of no further force and effect upon the earlier of (i) the fifth anniversary of the consummation of the Initial Offering and (ii) such date as all Registrable Securities held by and issuable to such Holder may be sold in the manner described in Rule 144 during any ninety (90) day period.

         2.9 DELAY OF REGISTRATION; FURNISHING INFORMATION.

                  (a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

                  (b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

         2.10 INDEMNIFICATION.

         In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

                  (a) To the extent permitted by law, the Company shall indemnify and hold harmless each Holder, the partners, officers, directors and legal counsel of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospects or final prospectus contained therein and any amendments or supplements thereto, (ii) the omission or alleged omission to state a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws in connection with the offering covered by such registration statement; and the Company shall reimburse each such Holder, partner, officer or director, underwriter or controlling person on a current basis for any legal or other expense reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.10(a) shall not apply to default judgments or amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

                  (b) To the extent permitted by law, each Holder shall, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers, and legal counsel and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officer or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs due to the Company's reliance upon written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder shall reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this
Section 2.10(b) shall not apply to default judgments or amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.10 exceed the net proceeds from the offering received by such Holder.

                  (c) Promptly after receipt by an indemnified party under this
Section 2.10 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.10.

                  (d) If the indemnification provided for in this Section 2.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the Indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

                  (e) The obligations of the Company and Holders under this
Section 2.10 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party a release from all liability in respect to such claim or litigation.

         2.11 ASSIGNMENT OF REGISTRATION RIGHTS.

         The rights to cause the Company to register Registrable Securities pursuant to this Article II may be assigned by a Holder to a transferee or assignee of Shares or Registrable Securities, provided such transferee or assignee (i) is a subsidiary, parent, general partner, limited partner or retired partner of a Holder, (ii) is a Holder's family member or trust for the benefit of an individual Holder, or (iii) acquires at least one hundred thousand (100,000) Shares or Registrable Securities (as adjusted for stock splits and combinations) and is not a competitor of the Company (as reasonably determined by the Board of Directors); provided, however, (A) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (B) such transferee shall agree to be subject to all restrictions set forth in this Agreement and the Restated Co-Sale Agreement.

         2.12 AMENDMENT OF REGISTRATION RIGHTS.

         Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the holders of a majority of the Series A Registrable Securities, voting or acting separately as a class, a majority of the Series C Registrable Securities, voting or acting separately as a class, and a majority of the Series D Registrable Securities, voting or acting separately as a class, provided that all Holders are affected by such amendment or waiver in a substantially similar fashion. If any amendment treats any class of holders differently than any other class, the affected class must approve or waive the amendment or modification by a majority vote of the affected class. Any amendment or waiver effected in accordance with this Section
2.12 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, Holders hereby agree to be bound by the provisions hereunder.

         2.13 LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS.

         After the date of this Agreement, the Company shall not, without the prior written consent of the holders of a majority of the Series A Registrable Securities, voting or acting separately as a class, a majority of the Series C Registrable Securities, voting or acting separately as a class, and a majority of the Series D Registrable Securities voting or acting separately as a class, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder any registration rights with respect to such securities.

         2.14 "MARKET STAND-OFF" AGREEMENT.

         If requested by the Company or the representative of the underwriters of the Common Stock (or other securities), each Holder and a transferee of a Holder, regardless of whether such transferee has registration rights hereunder, shall not sell or otherwise transfer or dispose of any Registrable Securities held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act, provided that:

                  (a) such agreement shall apply only to the Initial Offering;

                  (b) all officers and directors of the Company and holders of at least one percent (1%) of the Company's voting securities enter into similar agreements; and

                  (c) such agreement shall provide that any discretionary waiver or termination of the restrictions of such agreements by the Company or the representatives of the underwriters shall apply to all persons subject to such agreements pro rata based on the number of Registrable Securities held.

         The obligations described in this Section 2.14 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

         2.15 RULE 144 REPORTING.

         With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

                  (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times that the Company is subject to the reporting requirements of the Exchange Act, as amended;

                  (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

                  (c) So long as a Holder owns any Shares or Registrable Securities, furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

SECTION 3 COVENANTS OF THE COMPANY.

         3.1 BASIC FINANCIAL INFORMATION AND REPORTING.

                  (a) The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied. In addition to the information described in Section 3.1(b), (c) and (d), the Company shall provide in a timely manner any other information concerning the Company and its business and affairs as any of the Investors may from time to time reasonably request.

                  (b) As soon as practicable after the end of each fiscal year of the Company and so long as any of the Shares are outstanding, and in any event within one hundred twenty (120) days thereafter, the Company will furnish to each Investor a consolidated balance sheet of the Company, as at the end of such fiscal year, and an audited consolidated income statement and an audited consolidated cash flow statement of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures from the previous fiscal year, with an explanation of any material differences between them, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Company's Board of Directors and a report by management with a discussion of the Company's business, including any changes in the Company's financial condition and any significant business developments.

                  (c) As long as any of the Shares are outstanding, the Company will furnish each Investor, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, a consolidated balance sheet of the Company as of the end of each such quarterly period, and a consolidated income statement and a consolidated cash flow statement of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made, and setting forth in each case in comparative form the figures from the previous fiscal year, with an explanation of any material differences between them. Such financial statements shall be accompanied by a report by management with a discussion of the Company's business, including any changes in the Company's financial condition and any significant business developments.

                  (d) As long as any of the Shares are outstanding, the Company will furnish each Investor (i) at least thirty (30) days prior to the beginning of each fiscal year an annual budget and operating plans for such fiscal year (and, as soon as available, any subsequent revisions thereto); and (ii) as soon as practicable after the end of each month, and in any event within thirty (30) days thereafter, a consolidated balance sheet of the Company as of the end of each such month, and a consolidated income statement and a consolidated cash flow statement of the Company for such month and for the current fiscal year to date, including a comparison to plan figures for such period, prepared in accordance with generally accepted accounting principles consistently applied, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

         3.2 INSPECTION RIGHTS.

         Each Investor or its authorized representatives shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, including its corporate and financial records, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as it may reasonably request all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section
3.2 with respect to a competitor of the Company or with respect to information which the Board of Directors determines in good faith is confidential and should not, therefore, be disclosed.

         3.3 CONFIDENTIALITY OF RECORDS.

         Each Investor agrees to use, and to use its diligent efforts to ensure that its authorized representatives use, the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to it which the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information to any partner, subsidiary or parent of such Investor for the purpose of evaluating its investment in the Company as long as such partner, subsidiary or parent agrees to be bound by the confidentiality provisions of this Section 3.3. Notwithstanding the foregoing, each Investor shall be free to distribute to its partners or shareholders summary information describing the Company's performance.

         3.4 RESERVATION OF COMMON STOCK.

         The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of Shares, all Common Stock issuable from time to time upon conversion of all the Shares.

         3.5 STOCK VESTING.

         Unless otherwise approved by the Board of Directors, all stock options and other stock equivalents issued after the date of this Agreement to employees, directors, consultants and other service providers shall be subject to vesting over a minimum of four year period and with respect to any shares of stock purchased by any such person, the Company's repurchase option shall provide that upon such person's termination of employment or service with the Company, with or without cause, the Company or its assignee (to the extent permissible under applicable securities laws and other laws) shall have the option to purchase at cost any unvested shares of stock held by such person.

         3.6 TERMINATION OF COVENANTS.

         The provisions of 3.1, 3.2, 3.3 and 3.4 of this Agreement shall expire, terminate and be of no further force of effect on the date the Initial Offering is consummated.

SECTION 4. RIGHTS OF FIRST REFUSAL.

         4.1 SUBSEQUENT OFFERINGS.

         The Investors shall have a right of first refusal to purchase their PRO RATA portion of the Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by
Section 4.6 hereof. The term "Equity Securities" shall mean (i) any Common Stock, Preferred Stock or other security of the Company (other than debt securities which are not convertible into and do not carry rights to acquire any capital stock of the Company), (ii) any security convertible, with or without consideration, into any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right.

         4.2 EXERCISE OF RIGHTS.

         If the Company proposes to issue any Equity Securities, it shall give the Investors written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. The Investors shall have fifteen (15) days from the giving of such notice to agree to purchase the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any such Investor if it would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

         4.3 ISSUANCE OF EQUITY SECURITIES TO OTHER PERSONS.

         If any Investor fails to exercise in full the rights of first refusal, the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Investor's rights were not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Company's notice to the Investor pursuant to
Section 4.2 hereof. If the Company has not sold such Equity Securities within 90 days of the notice provided pursuant to Section 4.2, the Company shall not thereafter issue or sell such Equity Securities, without first offering such securities to the Investor in the manner provided above.

         4.4 TERMINATION OF RIGHTS OF FIRST REFUSAL.

         The rights of first refusal established by this Section 4 shall terminate upon either (a) the date of the Initial Offering or (b) with respect to Investors holding Series A Convertible Preferred Stock or Series B Convertible Preferred Stock, if fewer than 30% of the number of such Shares that are outstanding (or in the case of Series B Convertible Preferred Stock, that are issuable upon the exercise of an option therefor that is outstanding) as of the date of this Agreement remain outstanding or (c) with respect to Investors holding Series C Convertible Preferred Stock or Series C-1 Convertible Preferred Stock, if fewer than 20% of the number of such shares that are outstanding (or, in the case of Series C-1 Convertible Preferred Stock, that are issuable upon the exercise of options therefor that are outstanding) as of the date of this Agreement remain outstanding or (d) with respect to Investors holding Series D Convertible Preferred Stock or Series D-1 Convertible Preferred Stock, if fewer than 30% of the number of such shares that are outstanding (or, in the case of Series D-1 Convertible Preferred Stock that are issuable upon the exercise of Warrants therefor that are outstanding) as of the date of this Agreement remain outstanding.

         4.5 TRANSFER OF RIGHTS OF FIRST REFUSAL.

         The rights of first refusal of the Investors under this Section 4 may be transferred to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 2.11.

         4.6 EXCLUDED SECURITIES.

         The rights of first refusal established by this Section 4 shall have no application to any of the following Equity Securities:

                  (a) up to an aggregate amount of 2,000,000 shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) issued or to be issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other similar arrangements that are approved by the Board of Directors;

                  (b) Stock issued pursuant to any rights or agreements outstanding as of the date of this Agreement, options and warrants outstanding as of the date of this Agreement, and stock issued pursuant to any such rights or agreements granted after the date of this Agreement, provided that the rights of first refusal established by this Article IV applied with respect to the initial sale or grant by the Company of such rights or agreements;

                  (c) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination;

                  (d) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

                  (e) shares of Common Stock issued upon conversion of the Shares;

                  (f) any Equity Securities issued pursuant to a public offering; or

                  (g) any Equity Securities issued by the Company to an operating company with compatible or complimentary products to effect a strategic alliance with that company which is anticipated to provide to the Company a well-defined economic benefit, provided that in no event shall the number of shares of such Equity Securities so issued exceed in the aggregate fifteen percent (15%) of the number of shares of Equity Securities outstanding at the time of such issuance.

SECTION 5. MISCELLANEOUS.

         5.1 GOVERNING LAW.

         This Agreement shall be construed and governed in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware (without giving effect to any conflicts or choice of law provisions that would cause the application of the domestic substantive laws of any other jurisdiction).

         5.2 SURVIVAL.

         The covenants and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

         5.3 SUCCESSORS AND ASSIGNS; BINDING NATURE.

         Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such Registrable Securities in its records as the absolute owner and holder thereof for all purposes, including the payment of dividends or any redemption price.

         5.4 SEVERABILITY.

         In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         5.5 AMENDMENT AND WAIVER.

                  (a) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company, the holders of a majority of the Series A Registrable Securities voting as a separate class, the holders of a majority of the Series C Registrable Securities, voting as a separate class, and the holders of two-thirds of the Series D Registrable Securities, voting as a separate class, provided, in such case, that all such Holders are affected by such amendment or waiver in a substantially similar fashion.

                  (b) Except as otherwise expressly provided herein, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the holders of at least a majority of the Series A Registrable Securities, voting as a separate class, the holders of a majority of the Series C Registrable Securities, voting as a separate class, and the holders of two-thirds of the Series D Registrable Securities, voting as a separate class, provided, in such case, that all such Holders are affected by such waiver in a substantially similar fashion.

                  (c) Notwithstanding the foregoing, this Agreement may be amended with only the written consent of the Company to include additional purchasers of Shares as "Investors," "Holders" and parties hereto.

         5.6 DELAYS OR OMISSIONS.

         It is agreed that no delay or omission to exercise any right, power, or remedy occurring to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

         5.7 NOTICES.

         All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or EXHIBIT A hereto or at such other address as such party may designate by ten
(10) days advance written notice to the other parties hereto.

         5.8 ATTORNEYS' FEES.

         In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees, and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

         5.9 TITLES AND SUBTITLES.

         The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         5.10 PRONOUNS.

         All pronouns contained herein and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties hereto may require.

         5.11 COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         5.12 ENTIRE AGREEMENT.

         (a) This Agreement, the Exhibits and Schedules hereto, the Related Agreements and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and neither party shall be liable or bound to the other party except as specifically set forth herein and therein.

         (b) This Agreement amends, restates and supersedes in its entirety the terms and conditions set forth in the Amended and Restated Investors' Rights, dated as of August 7, 1997, as amended agreement and such agreement shall be of no further force or effect.

         In Witness Whereof, the parties hereto have executed this Second Amended and Restated Investors' Rights Agreement as of the date set forth in the first paragraph hereof.

VASTERA, INC.

By:______________________________________
         Arjun Rishi, President

LIGHTHOUSE CAPITAL PARTNERS II, L.P.

By:   Lighthouse Management Partners II, L.P.,
      its General Partner

By:   Lighthouse Capital Partners, Inc.,
      its General Partner

By:______________________________________
      Name:
      Title:

INVESTORS:

BATTERY VENTURES III, L.P.
BY:  BATTERY PARTNERS III, L.P.

By:______________________________________
      Robert G. Barrett,
      General Partner


                       {SIGNATURES CONTINUED ON NEXT PAGE}

(TCV INVESTORS):

TCV II, V.O.F.
a Netherlands Antilles General Partnership
By:  Technology Crossover Management II, L.L.C.
Its: Investment General Partner


By:      ___________________________________
         Name:  Robert C. Bensky
         Title: Chief Financial Officer

TECHNOLOGY CROSSOVER VENTURES II, L.P.
a Delaware Limited Partnership
By:  Technology Crossover Management II, L.L.C.
Its: General Partner


By:      ___________________________________
         Name:  Robert C. Bensky
         Title: Chief Financial Officer

TCV II (Q), L.P.
a Delaware Limited Partnership
By:  Technology Crossover Management II, L.L.C.
Its:   General Partner


By:      ___________________________________
         Name:  Robert C. Bensky
         Title: Chief Financial Officer

TCV II STRATEGIC PARTNERS, L.P.
a Delaware Limited Partnership
By:  Technology Crossover Management II, L.L.C.
Its:   General Partner


By:      ___________________________________
         Name:  Robert C. Bensky
         Title: Chief Financial Officer

TECHNOLOGY CROSSOVER VENTURES II, C.V.
a Netherlands Antilles Limited Partnership
By:  Technology Crossover Management II, L.L.C.
Its:   Investment General Partner


By:      ___________________________________
         Name:  Robert C. Bensky
         Title: Chief Financial Officer



                       {SIGNATURES CONTINUED ON NEXT PAGE}

                                             RRE INVESTORS, L.P.

                                             By: _____________________________
                                                      Andrew L. Zalasin
                                                      Member, General Partner

                                             RRE INVESTORS FUND, L.P.

                                             By: _____________________________
                                                      Andrew L. Zalasin
                                                      Member, General Partner

                                             MSD PORTFOLIO CAPITAL, L.P.
                                             PRIVATE NEW EQUITY

                                             By: _____________________________
                                                     Glenn Furman
                                             Its:   ____________________

                                             RPKS INVESTMENTS, L.L.C.

                                             By: _____________________________
                                                      Glenn Furman
                                             Its:   ____________________

                                             TRIPLE MARLIN INVESTMENTS, L.L.C.

                                             By: _____________________________
                                                      John Phelan
                                             Its:   ____________________



                       {SIGNATURES CONTINUED ON NEXT PAGE}

                                            TEACHERS INSURANCE AND ANNUITY
                                            ASSOCIATION OF AMERICA

                                            By: ______________________________
                                                    Nancy Heller
                                            Its: ______________________


                                            __________________________________
                                            Margaret L. Taylor

                                            DAVID A. DUFFIELD TRUST


                                            By: ______________________________
                                                   David A. Duffield, Trustee

                                            VERTEX TECHNOLOGY FUND PTE. LTD.

                                            By: ______________________________
                                            Name: ____________________________
                                            Title: ___________________________


                                            DELHI & DUBLIN VENTURES, L.L.C.

                                            By: ______________________________
                                            Name:      Sanjay Kapur
                                            Title:     Chief Executive Officer

                                            By: ______________________________
                                            Name:      Ankesh Kumar
                                            Title:     Partner

                                   EXHIBIT A

                                       TO

                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                          VASTERA, INC.
                          45025 Aviation Drive
                          Suite 200
                          Dulles, VA 20166-7554
                          Facsimile No.:  (703) 742-4580

                          BATTERY VENTURES III, L.P.
                          901 Mariner's Island Boulevard
                          Suite 475
                          San Mateo, California 94404
                          Attn: Robert G. Barrett
                          Facsimile No.:  (415) 372-3930

                          and

                          BATTERY VENTURES III, L.P.
                          20 William Street
                          Suite 200
                          Wellesley, Massachusetts 02181
                          Attn: Don Stanley
                          Facsimile No.:  (617) 237-7788

                          TECHNOLOGY CROSSOVER VENTURES II, L.P. and Affiliates:

                          Technology Crossover Ventures
                          56 Main Street, Suite 210
                          Millburn, New Jersey  07041
                          Attention:  Robert C. Bensky
                          Facsimile No.:  (973) 467-5323

                          with a copy to:

                          Technology Crossover Ventures
                          575 High Street, Suite 400
                          Palo Alto, California  94301
                          Attention:  Richard H. Kimball
                          Facsimile No.:  (650) 614-8222

                           LIGHTHOUSE CAPITAL PARTNERS II, L.P.
                           100 Drake's Landing Road, Suite 260
                           Greenbrae, California 949f04-3121
                           Attention:  Contract Administrator
                           Facsimile No.:  (415) 925-3387

                           RRE INVESTORS, L.P.
                           126 East 56th Street, 22CD Floor
                           New York, New York  10022

                           MSD PORTFOLIO CAPITAL, L.P.
                           PRIVATE NEW EQUITY
                           599 Lexington Avenue, Suite 2300
                           New York, New York  10022

                           RPKS INVESTMENTS, L.L.C.
                           599 Lexington Avenue, Suite 2300
                           New York, New York  10022

                           TRIPLE MARLIN INVESTMENTS, L.L.C.
                           599 Lexington Avenue, Suite 2300
                           New York, New York  10022

                           TEACHERS INSURANCE AND ANNUITY
                           ASSOCIATION OF AMERICA
                           730 Third Avenue
                           New York, New York 10017

                           DAVID A. DUFFIELD TRUST
                           Care of David Duffield, Peoplesoft, Inc.
                           4440 Rosewood Drive
                           Pleasanton, CA  94588-3031

                           Margaret L. Taylor
                           Peoplesoft, Inc.
                           4440 Rosewood Drive
                           Pleasanton, CA  94588-3031

                           VERTEX TECHNOLOGY FUND PTE. LTD.
                           Three Lagoon Drive, Suite 220
                           Redwood City, CA  94065

                           DELHI & DUBLIN VENTURES, L.L.C.
                           14652 Dickens Street, Suite 104
                           Sherman Oaks, CA  91403

                                  VASTERA, INC.

                               AMENDMENT NO. 1 TO

             SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                THIS AMENDMENT NO. 1 (the "Amendment") dated as of February 26, 1999 to the Second Amended and Restated Investors' Rights Agreement dated as of November 24, 1998 (the "Agreement"), by and among Vastera, Inc., a Delaware corporation (the "Company"), and the holders of shares of the Company's Series A Convertible Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), Series C Convertible Preferred Stock, par value $0.01 per share (the "Series C Preferred Stock"), and Series D Convertible Preferred Stock, par value $0.01 per share (the "Series D Preferred Stock"), listed on the signature pages thereto (such holders, the "Series A Investors," the "Series C Investors" and the "Series D Investors," respectively, and such holders are referred to in the Agreement as the "Investors"), is hereby entered into by the Company, the Investors and FDX Corporation, a Delaware corporation (the "New Investor"). The undersigned Investors constitute the holders of at least a majority of the Registrable Securities of each such class, as such term is defined in the Agreement.

                WHEREAS, contemporaneously with the execution of this Amendment, the Company is issuing and selling an aggregate 512,715 shares (the "New Shares") of its Series D Preferred Stock and has agreed to issue a warrant (the "Warrant") to purchase an aggregate of 385,505 shares of its Series D-1 Convertible Preferred Stock, par value $0.01 per share (the "Series D-1 Preferred Stock"), to the New Investor under the terms and conditions set forth in that certain Amendment No. 1 dated as of the date hereof to the Series D Convertible Preferred Stock and Warrant Purchase Agreement dated as of November 24, 1998; and

                WHEREAS, the Company and the Investors desire that the New Investor be granted registration and other rights with respect to the New Shares and the shares of Series D-1 Preferred Stock having the same terms and conditions as the registration and other rights granted to the existing Series D Investors with respect to the shares of Series D Preferred Stock.

                NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                1. The New Shares purchased by the New Investor and the shares of Common Stock of the Company, $0.01 par value per share (the "Common Stock"), into which the New Shares may be converted are and shall be "Series D Convertible Preferred Stock" and "Registrable Securities," respectively, as such terms are used and defined in the Agreement. The New Shares are "Shares" as such term is used and defined in the Agreement.


Amendment No. 1 to Second Amended
and Restated Investors' Rights Agreement

                2. The Warrant issued to the New Investor shall be an "Option" as such term is used and defined in the Agreement and may be exercised to purchase Series D-1 Preferred Stock and such shares are and shall be "Series D-1 Convertible Preferred Stock" and "Shares" as such terms are used and defined in the Agreement. The shares of Common Stock into which the Series D-1 Preferred Stock may be converted are and shall be "Registrable Securities" as such term is used and defined in the Agreement.

                3. The New Investor shall be a "Holder" and an "Investor" as such terms are used and defined in the Agreement.

                4. The term "Related Agreements," as such term is presently defined in the Agreement, shall, effective with the execution of this Amendment, be redefined as follows:

                         "RELATED AGREEMENTS" mean the Preferred Stock Purchase Agreement and the related Option Agreement, both dated as of July 31, 1996, the Series C and Series D Preferred Stock Purchase Agreement dated as of August 7, 1997, as amended, the Series D Convertible Preferred Stock and Warrant Purchase Agreement dated as of November 24, 1998, as amended, and the Second Amended and Restated Right of First Refusal and Co-Sale Agreement dated as of November 24, 1998, as amended (the "Restated Co-Sale Agreement").

                5. Wherever the Agreement is itself referred to in the Agreement, or wherever there are references in the Agreement to "hereunder," "hereof," "herein," or words of like import, they shall mean the Agreement, as amended hereby.

                6. The New Investor hereby agrees to be bound by all the terms and conditions of, and is hereby granted all of the rights of an "Investor" and "Holder" under, the Agreement as though such New Investor had been an original party to the Agreement, and by executing this Amendment, the New Investor becomes a party thereto and is bound thereby. The Investors and the Company acknowledge that they remain bound by all the terms and conditions of the Agreement, as amended hereby.

                7. All notices, pursuant to Section 5.7 of the Agreement, addressed to the New Investor shall be addressed as follows:


                                        2
Amendment No. 1 to Second Amended
and Restated Investors' Rights Agreement

                  If to FDX Corporation:

                           FDX Corporation
                           6075 Poplar Avenue
                           Suite 300
                           Memphis, Tennessee  38119

                           Attention:  Chief Information Officer

                           Telephone No.:  (901) 395-3600
                           Telecopier No.:  (901) 395-7393

                  with a copy to:

                           FDX Corporation
                           6075 Poplar Avenue
                           Suite 300
                           Memphis, Tennessee  38119
                           Attention:  General Counsel

                           Telephone No.:  (901) 395-3382
                           Telecopier No.:  (901) 395-5034

                8. This Amendment shall in all respects be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware, without regard to the conflict of law principles thereof.

                9. Any party's failure to enforce any provision or provisions of this Amendment shall not in any way be construed as a waiver of any such provision or provisions, nor shall such failure to enforce prevent that party thereafter from enforcing each and every other provision of this Amendment. The rights granted to the parties herein are cumulative and shall not constitute a waiver of any party's right to assert all other legal remedies available to it under the circumstances.

                10. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

                11. The Company, each of the Investors and the New Investor agree upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Amendment or the Agreement.

                12. The Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

                                       3
Amendment No. 1 to Second Amended
and Restated Investors' Rights Agreement

                IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Second Amended and Restated Investors' Rights Agreement to be duly executed on the day and year first above written.

VASTERA, INC.

By:_______________________________
   _______________, President and
   Chief Executive Officer



                                  NEW INVESTOR

                                  FDX CORPORATION

                                  By:  ______________________________________
                                         Name:  Dennis H. Jones
                                         Title: Executive Vice President and
                                                Chief Information Officer
                                         Address: 6075 Poplar Avenue
                                                  Suite 300
                                                  Memphis, Tennessee  38119



                  {REMAINDER OF PAGE INTENTIONALLY LEFT BLANK}



                                       4
Amendment No. 1 to Second Amended
and Restated Investors' Rights Agreement

                                 BATTERY VENTURES III, L.P.
                                 BY:  BATTERY PARTNERS III, L.P.

                                 By: ___________________________________________
                                       Robert G. Barrett, General Partner

                                 TCV II, V.O.F.
                                 A Netherlands Antilles General Partnership
                                 BY: Technology Crossover Management II, L.L.C.
                                 ITS: Investment General Partner

                                 By: ___________________________________________
                                       Robert C. Bensky, Chief Financial Officer

                                 TECHNOLOGY CROSSOVER VENTURES II, L.P.

                                 A Delaware Limited Partnership
                                 BY: Technology Crossover Management II, L.L.C.
                                 ITS: General Partner

                                 By: ___________________________________________
                                       Robert C. Bensky, Chief Financial Officer

                                 TCV II (Q), L.P.
                                 A Delaware Limited Partnership
                                 BY: Technology Crossover Management II, L.L.C.
                                 ITS: General Partner

                                 By: ___________________________________________
                                       Robert C. Bensky, Chief Financial Officer

                                 TCV II STRATEGIC PARTNERS, L.P.
                                 A Delaware Limited Partnership
                                 BY: Technology Crossover Management II, L.L.C.
                                 ITS: General Partner

                                 By: ___________________________________________
                                       Robert C. Bensky, Chief Financial Officer

                                       5
Amendment No. 1 to Second Amended
and Restated Investors' Rights Agreement

                               TECHNOLOGY CROSSOVER VENTURES II, C.V.
                               A Netherlands Antilles Limited Partnership
                               BY: Technology Crossover Management II, L.L.C.
                               ITS: Investment General Partner

                               By: ___________________________________________
                                     Robert C. Bensky, Chief Financial Officer

                               Name: _________________________________________
                                     Margaret L. Taylor

                               DAVID A. DUFFIELD TRUST

                               By: ___________________________________________
                                     David A. Duffield
                                     Trustee

                               VERTEX TECHNOLOGY FUND PTE. LTD.

                               By: ___________________________________________
                               Name: _________________________________________
                               Title: ________________________________________

                               DELHI & DUBLIN VENTURES, L.L.C.

                               By: ___________________________________________
                               Name: _________________________________________
                               Title: ________________________________________


                               {additional signatures follow}


                                       6
Amendment No. 1 to Second Amended
and Restated Investors' Rights Agreement

                                          RRE INVESTORS, L.P.

                                          By: ______________________________
                                                    Andrew L. Zalasin
                                                    Member, General Partner

                                          RRE INVESTORS FUND, L.P.

                                          By: ______________________________
                                                    Andrew L. Zalasin
                                                    Member, General Partner

                                          MSD PORTFOLIO, L.P. -
                                          PRIVATE NEW EQUITY

                                          By: ______________________________
                                                  Glenn Fuhrman
                                          Its:   ____________________

                                          RPKS INVESTMENTS, L.L.C.

                                          By: ______________________________
                                                  Glenn Fuhrman
                                          Its:   _____________________

                                          TRIPLE MARLIN INVESTMENTS, L.L.C.

                                          By: ______________________________
                                                  John Phelan
                                          Its:   _____________________

                                          TEACHERS INSURANCE AND ANNUITY
                                          ASSOCIATION OF AMERICA

                                          By: ______________________________
                                                   Tom Solano
                                          Its:  ____________________________


                                       7
Amendment No. 1 to Second Amended
and Restated Investors' Rights Agreement

                                                                  EXECUTION COPY


                                  VASTERA, INC.

                               AMENDMENT NO. 2 TO
                           SECOND AMENDED AND RESTATED
                           INVESTORS' RIGHTS AGREEMENT


         THIS AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (the "Amendment No. 2") is made and effective this 4th day of February, 2000, by and among Vastera, Inc., a Delaware corporation (the "Company") and each of the purchasers identified on the signature pages hereof who are purchasing pursuant to the terms and conditions of the Series E Purchase Agreement (as defined below) at either the Initial Closing (as defined in the Series E Purchase Agreement) or the Second Closing (as defined in the Series E Purchase Agreement) (each a "Purchaser," and collectively, the "Purchasers") and the other parties identified on the signature pages hereof (the "Original Parties").

         WHEREAS, the Company desires to sell up to an aggregate of 1,846,722 shares of Series E Convertible Preferred Stock (the "Series E Preferred Stock") to the Purchasers on the terms and conditions as contained in that Series E Convertible Preferred Stock Purchase Agreement of even date herewith (the "Series E Purchase Agreement"); and

         WHEREAS, in connection with the sale by the Company to each Purchaser of such shares of Series E Preferred Stock, each Purchaser desires to become a party to that certain Second Amended and Restated Investors' Rights Agreement dated as of November 24, 1998, as amended (the "Agreement") and the Original Parties desire that the same occur.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Agreement as follows:

         1. Section 1.1 of the Agreement shall be amended to add the following definition:

                  "SERIES E CONVERTIBLE PREFERRED STOCK" means the Company's Series E Convertible Preferred Stock, par value $0.01 per share.

         2. The shares of Common Stock of the Company, $0.01 par value per share (the "Common Stock"), into which the Series E Preferred Stock may be converted are and shall be "Registrable Securities," as such term is used and defined in the Agreement. The shares of Series E Preferred Stock are "Shares" as such term is used and defined in the Agreement.

         3. Each Purchaser shall be a "Holder" and an "Investor" as such terms are used and defined in the Agreement.

         4. The term "Related Agreements," as such term is presently defined in the Agreement, shall be deleted in its entirety and, effective with the execution of this Amendment, the following definition shall be inserted in lieu thereof:

                  "RELATED AGREEMENTS" mean the Preferred Stock Purchase Agreement and related Option Agreement, both dated as of July 31, 1996, the Series C and Series D Preferred Stock Purchase Agreement dated as of August 7, 1997, as amended, the Series D Convertible Preferred Stock and Warrant Purchase Agreement dated as of November 24, 1998, as amended, the Series E Convertible Preferred Stock Purchase Agreement dated as of the date hereof and the Second Amended and Restated Right of First Refusal and Co-Sale Agreement dated as of November 24, 1998, as amended (the "Restated Co-Sale Agreement")."

         5. The first paragraph of Section 2.4 of the Agreement shall be deleted in its entirety and, effective with the execution of this Amendment, the following shall be inserted in lieu thereof:

                  "In case the Company shall receive from any Holder or Holders of (A) a majority of the Registrable Securities relating to the Company's Series A Convertible Preferred Stock (the "Series A Registrable Securities"), (B) a majority of the Registrable Securities relating to the Company's Series C Convertible Preferred Stock (the "Series C Registrable Securities"), (C) any Registrable Securities relating to the Company's Series D Convertible Preferred Stock (the "Series D Registrable Securities") or (D) any Registrable Securities relating to the Company's Series E Convertible Preferred Stock (the "Series E Registrable Securities") (in any case, the "Initiating S-3 Holders") a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:"

         6. The first sentence of Section 2.12 of the Agreement shall be deleted in its entirety and, effective with the execution of this Amendment, the following shall be inserted in lieu thereof:

                  Any provision of this Section 2 may be amended and observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the holders of a majority of the Series A Registrable Securities, voting or acting separately as a class, a majority of the Series C Registrable Securities, voting or acting separately as a class, a majority of the Series D Registrable Securities, voting or acting separately as a class, and a majority of the Series E Registrable Securities, voting or acting separately as a class, provided that all Holders are affected by such amendment or waiver in a substantially similar fashion.

         7. Section 2.13 of the Agreement shall be deleted in its entirety and, effective with the execution of this Amendment, the following shall be inserted in lieu thereof:

                  "After the date of this Agreement, the Company shall not, without the prior written consent of the holders of a majority of the Series A Registrable Securities, voting or acting separately as a class, a majority of the Series C Registrable Securities, voting or acting separately as a class, a majority of the Series D Registrable Securities, voting or acting separately as a class, and a majority of the Series E Registrable Securities, voting or acting separately as a class, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder any registration rights with respect to such securities."

         8. Section 4.4 of the Agreement shall be deleted in its entirety and, effective with the execution of this Amendment, the following shall be inserted in lieu thereof:

                  "The rights of first refusal established by this Section 4 shall terminate upon either (a) the date of the Initial Offering or (b) with respect to Investors holding Series A Convertible Preferred Stock or Series B Convertible Preferred Stock, if fewer than 30% of the number of such Shares that are outstanding (or in the case of Series B Convertible Preferred Stock, that are issuable upon the exercise of an option therefor that is outstanding) as of the date of this Agreement remain outstanding or (c) with respect to Investors holding Series C Convertible Preferred Stock or Series C-1 Convertible Preferred Stock, if fewer than 20% of the number of such shares that are outstanding (or, in the case of Series C-1 Convertible Preferred Stock, that are issuable upon the exercise of options therefor that are outstanding) as of the date of this Agreement remain outstanding or (d) with respect to Investors holding Series D Convertible Preferred Stock or Series D-1 Convertible Preferred Stock, if fewer than 30% of the number of such shares that are outstanding (or, in the case of Series D-1 Convertible Preferred Stock that are issuable upon the exercise of Warrants therefor that are outstanding) as of the date of this Agreement remain outstanding or (e) with respect to Investors holding Series E Convertible Preferred Stock, if fewer than 30% of the number of such shares that are outstanding as of the date of this Agreement remain outstanding."

         9. Section 5.5(a) of the Agreement shall be deleted in its entirety and, effective with the execution of this Amendment, the following shall be inserted in lieu thereof:

                  "Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company, the holders of a majority of the Series A Registrable Securities, voting as a separate class, the holders of a majority of the Series C Registrable Securities, voting as a separate class, the holders of two-thirds of the Series D Registrable Securities, voting as a separate class, and the holders of two-thirds of the Series E Registrable Securities, voting as a separate class, provided in such case, that all such Holders are affected by such amendment in a substantially similar fashion."

         10. Section 5.5(b) of the Agreement shall be deleted in its entirety and, effective with the execution of this Amendment, the following shall be inserted in lieu thereof:

                  "Except as otherwise expressly provided herein, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the holders of at least a majority of the Series A Registrable Securities , voting as a separate class, the holders of a majority of the Series C Registrable Securities, voting as a separate class, the holders of two-thirds of the Series D Registrable Securities, voting as a separate class and the holders of two-thirds of the Series E Registrable Securities, voting as a separate class, provided in such case, that all such Holders are affected by such waiver in a substantially similar fashion."

         11. Wherever the Agreement is itself referred to in the Agreement, or wherever there are references in the Agreement to "hereunder," "hereof," "herein," or words of like import, they shall mean the Agreement, as amended hereby.

         12. Each Purchaser hereby agrees to be bound by all the terms and conditions of, and is hereby granted all of the rights of an "Investor" and "Holder" under the Agreement as though such Purchaser had been an original party to the Agreement, and by executing this Amendment, the Purchaser becomes a party thereto and is bound thereby. The Company and the Original Parties acknowledge that they remain bound by all the terms and conditions of the Agreement, as amended hereby. The Agreement , as amended, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

         13. All notices, pursuant to Section 5.7 of the Agreement, shall be addressed to each Purchaser as provided in the Series E Purchase Agreement.

         14. This Amendment No. 2 shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

         15. General.

                  (a) Any party's failure to enforce any provision or provisions of this Amendment No. 2 shall not in any way be construed as a waiver of any such provision or provisions, nor shall such failure to enforce prevent that party thereafter from enforcing each and every other provision of this Amendment No. 2. The rights granted to the parties herein are cumulative and shall not constitute a waiver of any party's right to assert all other legal remedies available to it under the circumstances.

                  (b) This Amendment No. 2 may be executed in two or more counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

                  (c) Each Purchaser agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Amendment No. 2 or the Agreement.

                  IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

                                              COMPANY:

                                              VASTERA, INC.

                                              By:____________________________
                                                 Arjun Rishi
                                                 President




              {ADDITIONAL PARTIES' SIGNATURES ON FOLLOWING PAGES.}

                                                                  EXECUTION COPY


                                                ORIGINAL PARTIES' SIGNATURES:

                                           ORIGINAL PARTY

                                           _____________________________________
                                           [Purchaser Name]

                                           By:__________________________________

                                           Name:________________________________
                                                 [Print Name]

                                           Title:_______________________________

                                                                  EXECUTION COPY


                                                 PURCHASERS' SIGNATURES:

                                           PURCHASERS'

                                           _____________________________________
                                           [Purchaser Name]

                                           By:__________________________________

                                           Name:________________________________
                                                 [Print Name]

                                           Title:_______________________________